Exhibit 23.2

                              Podsednik & Company
                          Certified Public Accountants
                           350 Westpark Way, Suite 221
                            Euless, Texas 76040-3740
                                      ----
                                 (817) 545-1847
                                 METRO 267-7388
                               FAX (817) 545-9912



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Oakhurst Company, Inc. on Form S-1 of our report on LBI Corp d/b/a Puma Products dated February 10, 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Podsednik & Company
Euless, Texas
February 6, 1996